                             AMENDED AND RESTATED
                        INVESTMENT ADVISORY AGREEMENT

      AGREEMENT, made, the 1st day of January, 2006, by and between
OPPENHEIMER MAIN STREET(R)OPPORTUNITY FUND, a Massachusetts business trust
(hereinafter referred to as the "Fund"), and OPPENHEIMERFUNDS, INC.
(hereinafter referred to as "OFI").

      WHEREAS, the Fund is an open-end, diversified management investment company registered as such with the Securities and Exchange Commission (the
"Commission") pursuant to the Investment Company Act of 1940 (the
"Investment Company Act"), and OFI is an investment adviser registered as such with the Commission under the Investment Advisers Act of 1940; and

      WHEREAS, the Fund desires that OFI shall act as its investment adviser pursuant to this Agreement, which amends and restates the Investment Advisory
Agreement dated June 27, 2000 by and between the Fund and OFI;

      NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provisions:

            The Fund hereby employs OFI and OFI hereby undertakes to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as set forth in this Agreement. OFI shall, in all matters, give to the Fund and its Board of Trustees (the "Trustees") the
benefit of its best judgement, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to: (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or Federal law; (iii) the provisions of the Declaration of Trust and
By-Laws of the Fund as amended from time to time; (iv) policies and determinations of the Trustees; (v) the fundamental policies and investment restrictions of the Fund as reflected in the registration statement of the
Fund under the Investment Company Act or as such policies may, from time to time, be amended; and (vi) the Prospectus and Statement of Additional
Information of the Fund in effect from time to time. The appropriate officers and employees of OFI shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Fund with respect to any matters dealing with the business and affairs of the Fund, including the valuation of portfolio securities of the Fund which are either not registered for public sale or not traded on any securities market.

2.    Investment Management:

            (a) OFI shall, subject to the direction and control by the
Trustees: (i) regularly provide investment advice and recommendations to the Fund with respect to the investments, investment policies and the purchase and sale of securities and other investments for the Fund; (ii)
supervise continuously the investment program of the Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; and (iii) arrange, subject to the provisions of paragraph 7 hereof, for the purchase and sale of securities and other investments for the Fund.

            (b)  Provided  that  the Fund  shall  not be  required  to pay any compensation  for services under this Agreement  other than as provided by the terms of the  Agreement  and subject to the  provisions of paragraph 7 hereof,
OFI may obtain investment  information,  research or assistance from any other person,  fm or  corporation  to  supplement,  update or otherwise  improve its
investment   management   services,   including   entering  into  sub-advisory
agreements  with  other  affiliated  or  unaffiliated   registered  investment
advisors to obtain specialized services.

            (c) Provided  that  nothing  herein shall be deemed to protect OFI from willful misfeasance,  bad faith or gross negligence in the performance of its duties,  or reckless  disregard of its  obligations  and duties under this
Agreement,  OFI shall not be liable for any loss  sustained  by reason of good faith  errors or  omissions  in  connection  with any  matters  to which  this
Agreement relates.

            (d)  Nothing in this  Agreement  shall  prevent  OFI or any entity controlling,  controlled  by or under  common  control with OFI or any officer thereof  from  acting as  investment  adviser  for any other  person,  firm or corporation  or in any way  limit  or  restrict  OFI or any of its  directors, officers,  stockholders  or  employees  from  buying,  selling or trading  any securities  or other  investments  for its or  their  own  account  or for the account  of  others  for whom it or they may be  acting,  provided  that  such activities  will not adversely  affect or otherwise  impair the performance by
OFI of its duties and obligations under this Agreement.

3.    Other Duties of OFI:

            OFI  shall,  at  its  own  expense,   provide  and  supervise  the
activities of all  administrative  and clerical personnel as shall be required to provide  effective  corporate  administration  for the Fund,  including the compilation  and  maintenance  of such records with respect to its  operations as may  reasonably  be required;  the  preparation  and filing of such reports with respect  thereto as shall be required by the  Commission;  composition of
periodic   reports   with   respect  to   operations   of  the  Fund  for  its
shareholders;  composition  of proxy  materials  for  meetings  of the  Fund's shareholders;  and the composition of such  registration  statements as may be required by Federal and state  securities  laws for continuous  public sale of
Shares of the Fund. OFI shall,  at its own cost and expense,  also provide the
Fund with adequate office space, facilities and equipment.

      4.    Allocation of Expenses:

            All other  costs and  expenses of the Fund not  expressly  assumed by OFI under this  Agreement,  or to be paid by the  Distributor of the Shares of the Fund,  shall be paid by the Fund,  including,  but not  limited to: (i)
interest,  taxes and governmental  fees; (ii) brokerage  commissions and other expenses  incurred in acquiring or disposing of the portfolio  securities  and other  investments  of the Fund;  (iii)  insurance  premium for  fidelity  and other coverage  requisite to its operations;  (iv)  compensation  and expenses of its  Trustees  other than those  affiliated  with OFI;  (v) legal and audit expenses;  (vi)  custodian  and  transfer  agent  faces  and  expenses;  (vii)
expenses  incident to the redemption of its Shares;  (viii) expenses  incident to the  issuance  of its Shares  against  payment  therefor by or on behalf of the subscribers  thereto;  (ix) fees and expenses,  other than as herein above provided,  incident  to the  registration  under  Federal  securities  laws of
Shares of the Fund for public  sale;  (x)  expenses  of  printing  and mailing reports,  notices  and proxy  materials  to  shareholders  of the  Fund;  (xi)
except as noted above,  all other expenses  incidental to holding  meetings of the Fund's shareholders;  and (xii) such extraordinary  nonrecurring  expenses as may arise,  including litigation,  affecting the Fund thereof and any legal obligation  which the Fund may have to  indemnify  its  officers  and Trustees with  respect  thereto.  Any  officers  or  employees  of OFI (or  any  entity controlling,  controlled  by, or under common control with OFI) who also serve as  officers,  Trustees  or  employees  of the  Fund  shall  not  receive  any compensation from the Fund for their services.

5.    Compensation of OFI:

            The Fund  agrees  to pay OFI and OFI  agrees  to  accept  as full compensation  for the  performance of all functions and duties on its part to be performed  pursuant to the  provisions  hereof,  a management fee computed on the  aggregate  net  assets of the Fund as of the  close of each  business day and  payable  monthly  at the  following  rates:  0.75% of the first $200 million  of average  annual  net  assets of the Fund,  0.72% of the next $200 million,  0.69% of the next $200  million,  0.66% of the next  $200  million,
0.60% of the next $4.2  billion  and 0.58% of  average  annual  net assets in excess of $5 billion.

      6.    Use of Names "Main Street" and "Oppenheimer":

            OFI  hereby  grants  to  the  Fund a  royalty-free,  non-exclusive license to use the names "Main  Street" and  "Oppenheimer"  in the name of the
Fund  for the  duration  of this  Agreement  and any  extensions  or  renewals thereof Such license may, upon  termination of this  Agreement,  be terminated by OFL in which  event the Fund shall  promptly  take  whatever  action may be necessary  to change its name and  discontinue  any  further  use of the names
"Main  Street" and  "Oppenheimer"  in the name of the Fund or  otherwise.  The names  "Main  Street"  and  "Oppenheimer"  may be used or  licensed  by OFI in connection with any of its activities, or licensed by OFI to any other party.

      7.    Portfolio Transactions and Brokerage:

            (a) OFI (and any Sub  Advisor) is  authorized,  in  arranging  the purchase and sale of the portfolio  securities  and other  investments  of the
Fund to  employ  or deal  with  such  members  of  securities  or  commodities
exchanges,  brokers  or  dealers  (hereinafter  "broker-dealers"),   including
"affiliated"  broker-dealers  (as  that  term  is  defined  in the  Investment
Company Act), as may, in its best  judgment,  implement the policy of the Fund to obtain, at reasonable  expense,  the "best execution"  (prompt and reliable execution at the most favorable  security  price  obtainable) of the portfolio transactions of the Fund as well as to obtain,  consistent with the provisions of  subparagraph  (c) of this  paragraph  7, the  benefit  of such  investment
information  or  research  as  will  be  of  significant   assistance  to  the
performance  by  OFI  (and  any  Sub  Advisor)  of its  investment  management functions.

            (b) OFI (and any Sub  Advisor)  shall  select  broker-dealers  to effect the  portfolio  transactions  of the Fund on the basis of its estimate of  their  ability  to  obtain  best  execution  of  particular  and  related portfolio  transactions.  The  abilities  of a  broker-dealer  to obtain best execution of particular  portfolio  transaction(s)  will be judged by OFI (or any Sub  Advisor) on the basis of all  relevant  factors  and  considerations including,  insofar as feasible,  the execution  capabilities required by the
transaction   or   transactions;   the   ability  and   willingness   of  the
broker-dealer  to  facilitate  the  portfolio  transactions  of the  Fund  by participating  therein for its own  account;  the  importance  to the Fund of
speed,   efficiency  or   confidentiality;   the   broker-dealer's   apparent
familiarity  with  sources  from or to whom  particular  securities  or other investments  might  be,  purchased  or  sold;  as well as any  other  matters relevant to the  selection  of a  broker-dealer  for  particular  and related transactions of the Fund.

            (c) OFI  (and  any Sub  Advisor)  shall  have  discretion,  in the interest of the Fund, to allocate  brokerage on the portfolio  transactions of the Fund to broker-dealers,  other than affiliated  broker-dealers,  qualified to obtain best execution of such  transactions  who provide  brokerage  and/or research  services (as such  services  are defined in Section  28(e)(3) of the
Securities  Exchange  Act of 1934)  for the Fund  and/or  other  accounts  for which  OFI or  its  affiliates  (or  any  Sub  Advisor)  exercise  "investment discretion"  (as that term is defined in Section  3(a)(35)  of the  Securities
Exchange  Act of 1934)  and to cause  the  Fund to pay such  broker-dealers  a commission  for  effecting  a  portfolio  transaction  for the Fund that is in
excess  of  the  amount  of  commission   another   broker-dealer   adequately
qualified to effect such  transaction  would have charged for  effecting  that transaction,  if OFI (or any Sub  Advisor)  determines,  in good  faith,  that such  commission  is  reasonable  in  relation  to the value of the  brokerage and/or  research  services  provided by such broker- dealer viewed in terms of either that particular  transaction or the overall  responsibilities of OFI or its  affiliates  (or any Sub  Advisor)  with  respect to  accounts as to which they exercise investment discretion.  In reaching such determination,  OFI (or any Sub  Advisor)  will  not be  required  to  place  or  attempt  to  place a specific dollar value on the brokerage  and/or research  services  provided or
being   provided   by  such   broker-dealer.   In   demonstrating   that  such
determinations  were made in good faith,  OFI (and any Sub  Advisor)  shall be
prepared  to  show  that  all   commissions   were   allocated   for  purposes
contemplated  by this  Agreement  and that the total  commissions  paid by the
Fund  over a  representative  period  selected  by the  Fund's  Trustees  were reasonable in relation to the benefits to the Fund.

            (d) OFI (or any Sub Advisor)  shall have no duty or  obligation to seek  advance  competitive  bidding  for the most  favorable  commission  rate
applicable  to  any  particular  portfolio   transactions  or  to  select  any
broker-dealer  on the basis of its purported or "posted"  commission  rate but will,  to the best of its ability,  endeavor to be aware of the current  level of the  charges  of  eligible  broker-dealers  and  to  minimize  the  expense incurred by the Fund for effecting its  portfolio  transactions  to the extent consistent  with the interests and policies of the Fund as  established by the determinations  of the Board of  Trustees  of the Fund and the  provisions  of this paragraph 7.

            (e) The Fund recognizes that an affiliated broker-dealer:  (i) may act as one of the  Fund's  regular  brokers  for  the  Fund  so  long as it is lawful for it so to act; (ii) may be a major

recipient  of  brokerage  commissions  paid by the Fund;  and (iii) may effect portfolio  transactions  for the Fund only if the  commissions,  fees or other remuneration  received or to be received by it are  determined  in  accordance with procedures  contemplated  by any rule,  regulation or order adopted under the  Investment  Company  Act to be  within  the  permissible  level  of  such commissions.

      8.    Duration:

            This  Agreement  will  take  effect  on the date  first  set forth above.  Unless  earlier  terminated  pursuant  to  paragraph  10  hereof  this
Agreement  shall  remain  in  effect  from  year  to  year,  so  long  as such continuance  shall  be  approved  at least  annually  by the  Fund's  Board of
Trustees,  including  the vote of the majority of the Trustees of the Fund who are not parties to this Agreement or  "interested  persons" (as defined in the
Investment  Company  Act) of any  such  party,  cast in  person  at a  meeting called for the  purpose  of voting on such  approval,  or by the  holders of a
"majority"  (as  defined in the  Investment  Company  Act) of the  outstanding voting  securities  of the  Fund,  and by such a vote of the  Fund's  Board of
Trustees.

      9.    Disclaimer of Shareholder or Trustee Liability :

            OFI  understands and agrees that the obligations of the Fund under this  Agreement  are not binding upon any  shareholder  or Trustee of the Fund personally,  but bind only the Fund and the  Funds  property;  OFI  represents that it has notice of the  provisions of the  Declaration of Trust of the Fund disclaiming  shareholder  or Trustee  liability for acts or obligations of the
Fund.

      10.   Termination:

            This  Agreement may be  terminated  (i) by OFI at any time without penalty  upon sixty  days'  written  notice to the Fund  (which  notice may be waived by the  Fund);  or (ii) by the Fund at any time  without  penalty  upon sixty  days'  written  notice  to OFI  (which  notice  may be  waived  by OFI)
provided  that such  termination  by the Fund shall be directed or approved by the vote of a majority  of all of the  Trustees  of the Fund then in office or by  the  vote  of the  holders  of a  "majority"  of  the  outstanding  voting securities of the Fund (as defined in the Investment Company Act).

      11.   Assignment or Amendment:

            This  Agreement  may  not  be  amended,   or  the  rights  of  OFI
hereunder  sold,  transfen4  pledged or  otherwise  in any  manner  encumbered without  the  affirmative  vote  or  written  consent  of the  holders  of the
"majority" of the  outstanding  voting  securities of the Fund. This Agreement
shall   automatically   and   immediately   terminate   m  the  event  of  its
"assignment," as defined in the Investment Company Act.

      12.   Definitions:

            The terms and provisions of the Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions contained in the Investment Company Act.

                                    OPPENHEIMER MAIN STREET OPPORTUNITY FUND

                                    By:   /s/ Robert G. Zack
                                         Robert G. Zack
                                         Vice President and Secretary

                                    OPPENHEIMERFUNDS, INC.

                                    By:   /s/ John V. Murphy
                                         John V. Murphy
                                         Chairman, President and Chief
                                         Executive Officer